UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2021

Inozyme Pharma, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39397	38-4024528
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

321 Summer Street, Suite 400 Boston, Massachusetts	02210
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (857) 330-4340

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	INZY	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On November 15, 2021, Inozyme Pharma, Inc. (the “Company”) issued a press release announcing that the first patient has been dosed in the Company’s Phase 1/2 clinical trial of INZ-701 in adult patients with ENPP1 Deficiency.

Also on November 15, 2021, the Company posted an updated corporate presentation on the “Investors & News” section of the Company’s website (www.inozyme.com). The information contained in, or that can be accessed through, the Company’s website is not a part of this filing. The updated portion of the presentation regarding the Company’s clinical development strategy for INZ-701 for the treatment of ENPP1 Deficiency and ABCC6 Deficiency, including its planned late-stage studies, is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Excerpt from Company Presentation, dated November 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INOZYME PHARMA, INC.

Date: November 15, 2021	By:	/s/ Axel Bolte
	Name:	Axel Bolte
	Title:	President and Chief Executive Officer